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                                                                     EXHIBIT 5.1

                     SCHNECK WELTMAN HASHMALL & MISCHEL LLP
                           1285 Avenue of the Americas
                            New York, New York 10019
                                Tel 212-956-1500
                                Fax 212-956-3252

                               September 23, 1996

Microtel International, Inc.
2040 Fortune Drive
San Jose, California 95131

                       Re:  Microtel International, Inc.
                            Registration of 520,000 Shares
                            of Common Stock on Form S-8

Gentlemen:

     We have acted as counsel for Microtel International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company proposes to register 520,000 shares of the Company's common stock, $.0033 par value per share ("Common Stock"). We are familiar with the proceedings by which the Common Stock has been authorized and issued and have reviewed and are familiar with the Certificate of Incorporation and the By-laws of the Company, and such other corporate records and documents as we have deemed necessary to express the opinion herein stated. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and having regard to legal considerations we deem relevant, we are of the opinion that the Common Stock has been duly and validly authorized and issued by the Company, and the Common Stock is fully paid and non-assessable.

     We hereby consent to the use of this opinion as Exhibit 5(a) to the Registration Statement and to the inclusion of our name under the section of the Prospectus entitled "Legal Matters."

                                    Very truly yours,

                                    /s/ SCHNECK WELTMAN HASHMALL & MISCHEL LLP

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